Second Quarter  2018 Earnings  July 30, 2018

Preliminary Matters Cautionary Statements Regarding Forward‐Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward‐ looking statements within the meaning of the safe‐harbor provisions of the Private Securities Litigation Reform  Act of 1995. Forward‐looking statements give expectations or forecasts of future events, and can be identified by  the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.  Any or all forward‐looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to  place undue reliance on such statements, which speak only as of the date of this presentation. Forward‐looking  statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of  future performance. Among the general factors that could cause actual results and financial condition to differ  materially from estimated results and financial condition are those listed in periodic reports filed by Kemper  Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and  financial condition contemplated in any forward‐looking statements will be achieved or will be achieved in any  particular timetable. Kemper assumes no obligation to publicly correct or update any forward‐looking statements  as a result of events or developments subsequent to the date of this presentation. The reader is advised,  however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non‐GAAP Financial Measures This presentation contains non‐GAAP financial measures that the company believes are meaningful to investors.  Non‐GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation –2Q 2018 2

Kemper Is a Leading Multi-Line Insurer

- **Multi-line national insurance company**
  - Provide specialty auto and preferred personal insurance (auto, home & umbrella)
  - Provide basic life, accident & health products
  - Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911
- **Multi-channel distribution network**
  - 2,200 career agents
  - Approximately 30,000 independent agents
- **Strong balance sheet**
  - Insurance subsidiaries highly rated[1] by A.M. Best
  - ~90% of Kemper's fixed maturity portfolio is investment grade
- **Successful execution by proven leadership team**
  - Kemper results have exceeded analysts' expectations for last 9 quarters
  - Kemper closed acquisition of Infinity P&C in July 2018

Key Metrics – Post Infinity Acquisition	
Market Cap (7/26/18)	$4.9 Billion
Debt-to-Capital Ratio	~27%
A.M. Best Ratings (Kemper/Infinity)[1]	A-/A
Excess Capital	>$100 MM
Employees	>7,800
In-force policies	~7MM

2017 Pro Forma[2] Business Mix



Preferred, 20%
L&H, 16%
Specialty Auto, 64%

2017 Earned Premium: $3.7bn

[1] *Alliance United is not rated*
[2] *Pro forma for the acquisition of Infinity*

KEMPER
Earnings Call Presentation – 2Q 2018
3

Create Long‐Term Shareholder Value Diversified sources  of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build  and book value per positions; core capabilities share over time Disciplined approach to capital mgmt Strategic focus: Consumer‐related businesses with opportunities that:  • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, other) Deliver low double‐digit ROE¹ over time 1 Return on Equity Earnings Call Presentation –2Q 2018 4

Second Quarter 2018 Highlights • Net Income increased from $36.6 million to $37.6 million resulting in EPS of $0.71 and $0.73,  respectively 2Q18  • Adj Consolidated Net Operating EPS increased from $0.41 to $0.70 vs  • Earned Premiums increased $76 million, or 13 percent; improvements continue to be driven by  2Q17 policies‐in‐force growth in the Nonstandard Auto business • Nonstandard Auto increased earned premium by 32 percent and policies in force by 29 percent  Operating  while improving the Underlying Combined Ratio by 2.0 percentage points Results • Life & Health net operating income increased $6 million • Net Investment Income of $78 million continues to provide a consistent income stream • Ample liquidity at holding company post Infinity acquisition ‐ Approximately $500 million of available and contingent liquidity Balance Sheet ‐ More than $100 million of excess capital ‐ Debt‐to‐capital ratio of approximately 27 percent • Amended and extended credit agreement on June 8, 2018 ‐ Increased revolver capacity to $300 million Other • Closed acquisition of Infinity P&C on July 2, 2018 • Teresa A. Canida elected to Board of Directors effective upon Infinity close Earnings Call Presentation –2Q 2018 5

Second Quarter & YTD 2018 Highlights – Strong Results

(Dollars in millions, except per share amounts)	Three Months Ended			Six Months Ended		
	Jun. 30, 2018	Jun. 30, 2017	Variance	Jun. 30, 2018	Jun. 30, 2017	Variance
Net Income	$ 37.6	$ 36.6	$ 1.0	$ 91.4	$ 36.3	$ 55.1
Net Income Per Share - Diluted	$ 0.73	$ 0.71	$ 0.02	$ 1.76	$ 0.70	$ 1.06
Adj. Consolidated Net Operating Income Per Share - Diluted[1]	**$ 0.70**	**$ 0.41**	**$ 0.29**	**$ 1.80**	**$ 0.34**	**$ 1.46**
Earned Premiums	**$ 658.1**	**$ 582.5**	**$ 75.6**	**$ 1,267.9**	**$ 1,145.9**	**$ 122.0**
Net Investment Income	**78.4**	**77.1**	**1.3**	**157.6**	**158.7**	**(1.1)**
Net Realized Gains & Other Income	5.4	24.8	(19.4)	9.4	31.2	(21.8)
Total Revenues	$ 741.9	$ 684.4	$ 57.5	$ 1,434.9	$ 1,335.8	$ 99.1
Book Value Per Share	$ 39.68	$ 39.64	$ 0.04	$ 39.68	$ 39.64	$ 0.04
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities[1]	**$ 36.85**	**$ 35.13**	**$ 1.72**	**$ 36.85**	**$ 35.13**	**$ 1.72**
P&C Policies In Force (in thousands)	1,365	1,197	**168**	1,365	1,197	**168**
P&C Underlying Loss & LAE Ratio	70.9%	72.1%	**(1.2%)**	71.3%	72.9%	**(1.6%)**
P&C Expense Ratio	21.1%	22.1%	**(1.0%)**	21.7%	22.6%	**(0.9%)**
Life Policies In Force (in thousands)	3,581	3,660	**(79)**	3,581	3,660	**(79)**
Life Face Value of In-Force (in millions)	$ 19,412	$ 19,848	$ (436)	$ 19,412	$ 19,848	$ (436)

Solid 2Q18 results led by strong performance in Nonstandard Auto

[1] *Non-GAAP financial measure; Please see reconciliation in the appendix*

KEMPER Earnings Call Presentation – 2Q 2018 6

Improving Underlying Operating Performance

Dollars per Unrestricted Share - Diluted	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Variance QoQ
	Three Months Ended					
Income from Continuing Operations	**$ 0.73**	**$ 1.02**	**$ 0.69**	**$ 0.92**	**$ 0.71**	**0.02**
Investment Related (Gains)/Losses[1]	(0.07)	(0.04)	(0.09)	(0.07)	(0.30)	0.23
Acquisition Related Transaction and Integration Costs	0.04	0.12	-	-	-	0.04
Adj. Consolidated Net Operating Income[1]	**0.70**	**1.10**	**0.60**	**0.85**	**0.41**	**0.29**
Sources of Volatility:						
Catastrophes	0.66	0.12	0.64	0.41	0.44	0.22
Prior-year Reserve Development	0.05	(0.02)	0.01	0.01	0.10	(0.05)
Alternative Investment Income	(0.10)	(0.17)	(0.16)	(0.21)	(0.12)	0.02
Tax Reform	-	-	(0.14)	-	-	-
Total from Sources of Volatility	$ 0.61	$ (0.07)	$ 0.35	$ 0.21	$ 0.42	$ 0.19
Underlying Operating Performance[2]	**$ 1.31**	**$ 1.03**	**$ 0.95**	**$ 1.06**	**$ 0.83**	**$ 0.48**

Accelerated growth of underlying operating performance;
Up 58 percent compared to 2Q17

[1] Includes Income from change in fair value of equity securities, net realized gains on sales of investments and net impairment losses recognized in earnings
[2] Non-GAAP financial measure; see reconciliation in the appendix

KEMPER
Earnings Call Presentation – 2Q 2018
7

Stable Life & Health Earnings  Revenues1 (MM) Revenues $208 $211 $211 $208 $211 • Earned premiums grew at a modest pace,  $55  $56  $58  $53  $54  driven by an 11 percent increase in A&H • Portfolio composition led to continued  stable investment income; a 5.5 percent to  $153  $155  $153  $155  $157  5.1 percent decrease in yield was offset by  3 percent increase in the portfolio size 2Q17 3Q17 4Q17 1Q18 2Q18 Earned Premiums Net Investment Income Net Operating Income Net Operating Income (MM) • L&H continues to provide stable and  diversified cash flows  • Both the Life and the A&H businesses  produced higher operating profits  $26  $24  $25  $24  compared to 2Q17 due to lower income  $21  tax rates, lower net commissions and  higher earned premiums 2Q17 3Q17 4Q17 1Q18 2Q18 ¹ Excludes other income Earnings Call Presentation –2Q 2018 8

Profitably Growing Nonstandard Auto

Earned Premiums



(MM)
$234
$247
$258
$266
$308
2Q17
3Q17
4Q17
1Q18
2Q18

Underlying Combined Ratio[1]



(%)
94.5
91.3
95.4
93.2
92.5
2Q17
3Q17
4Q17
1Q18
2Q18

Revenues

- Direct written premiums grew $88 million or 37 percent; Access accounted for roughly $30 million; results highlight our strong NSA market positioning
- 2Q18 to 2Q17, earned premiums increased $74 million, or 32 percent, driven primarily by a 29 percent increase in volume; Access accounted for approximately $20 million

Underwriting Results

- Underlying combined ratio improved 2.0 percentage points in 2Q18 compared to 2Q17, driven by rate actions, scale benefits and moderating market loss trends
- Underwriting margin exceeded target profitability ranges; focusing on continued profitable growth

[1] Non-GAAP financial measure; see reconciliation in the appendix.

Strong Nonstandard Auto franchise continuing to demonstrate profitable growth

KEMPER Earnings Call Presentation – 2Q 2018 9

Preferred Lines Showing Improvement Earned Premiums by Line Preferred Auto (MM) $184 $181 $185 $183 $177 • Underlying combined ratio improved 4.9 $11  $11  $11  $10  $10  percentage points over 2Q17 due to  $67  $67  $65  $62  $62  increased rate and moderating market loss  trends $106  $107  $107  $105  $109  • Underwriting results are below target  profitability objectives 2Q17 3Q17 4Q17 1Q18 2Q18 • Focusing on improving profitability through  Auto Home Other claims, rate and underwriting actions Homeowners (%) Underlying Combined Ratio¹ 104.3  103.1  99.3  100.3  98.2  • Underlying combined ratio increased by 2.0 percentage points primarily as a result of the  88.1  79.6  85.8  81.6  aggregate catastrophe treaty 69.0  • Financial results are below target margins • Continued focus on profitability with claims,  rate and underwriting actions • Results include, one‐time TWIA assessment  2Q17 3Q17 4Q17 1Q18 2Q18 related to Hurricane Harvey contributing  approximately 3 percentage points to  Auto Home Total Preferred Lines elevated Q2 expense ratio Continued progress on improving underlying profitability in Auto ¹Non‐GAAP financial measure; Please see reconciliation in the appendix Earnings Call Presentation –2Q 2018 10

Consistent Portfolio Returns: High Quality, Moderate Risk

Strong Investment Income Despite Low Rates


(MM)
$77
$9
$68
2Q17
$86
$18
$68
3Q17
$83
$13
$70
4Q17
$79
$11
$68
1Q18
$78
$7
$71
2Q18
Alternative Investments Portfolio
Core Portfolio

Diversified & Highly-Rated Portfolio

Portfolio Composition


Short-term
Other
Corporates
3%
6%
Alternatives[1]
7%
Equity[1] 5%
47%
U.S. Gov't
10%
States/ Munis
23%

$6.6 Billion

Fixed Maturity Ratings


≤ CCC
B / BB
7%
4%
26%
BBB
64%
A or Higher

$5.3 Billion

Overview

- Investment portfolio produced a pre-tax equivalent annualized book yield of 5.0 percent in 2Q18 compared to 5.2 percent in 2Q17
- After-tax yield increased from 3.4 percent to 3.9 percent due primarily to the tax law change. This resulted in an increase of $10.5 million after-tax net income
- Alternative investment portfolio, which is designed to provide enhanced returns over time, produced investment income of $7 million in 2Q18
- Core portfolio continues to provide consistent and predictable cash flows; $3 million increase was driven by higher investment base generated by growth in the Life and Specialty books
- More than 80 percent of the total investment portfolio remains comprised of fixed maturity and short-term securities, of which 90 percent is rated investment grade

[1] Equity Securities excludes $260 million of Other Equity Interests of LP/LLC's that have been reclassified into Alternative Investments

KEMPER
Earnings Call Presentation – 2Q 2018
11

Strong Current Capital Position with Ample Liquidity Strong Parent Company Liquidity Risk‐Based Capital Ratios (%) Life & Health Legacy P&C¹ (MM) $1,059 $734 $741 $350  $684 $582 $494 $404  $400  $385  415 335 430 $385  $709  330 310 $350  375 290 360 $330  $341  $299  $197  $144  2014 2015 2016 2017 2Q181 Today Borrowings available under credit agreement & from subs 2015 2016 2017 2018E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities  Debt‐to‐Capital Historically <30% 31.8% 27.4% 27.6% (MM) 26.5% ~ 27% Debt 21.9% $241  $241  $215  $202  $122  $134  2014 2015 2016 2017 2Q18 Today 2013 2014 2015 2016 2017 6M18 Total  Capitalization $2.8B $2.7B $2.7B $2.7B $3.0B ~ $4.1B Capital position and liquidity resources provide significant financial flexibility 1 Holdco cash resulted from pre‐funding $564.6 million of cash for the  Infinity acquisition Earnings Call Presentation –2Q 2018 12

Acquisition of Infinity Consummation of Transaction • Acquisition of Infinity ‐ July 2, 2018, completed acquisition of Infinity o Issued 13.2 million shares of Kemper Stock o Paid $564.6 million in cash consideration, partially funded by  . $250 million 2‐year term loan . $110 million of FHLB borrowings; repaid in full on July 13, 2018 Transaction Economics Announcement Date February 13, 2018 Aggregate Purchase Price Announced (based on 20‐Day VWAP of $64.40 per share) $1.4 billion Closing Date July 2, 2018 Consideration Paid Cash $0.6 billion Stock (based on $74.525 per share) $1.0 billion Total Consideration Paid $1.6 billion Transaction closed on July 2, 2018; is not included in Kemper 2Q18 results Earnings Call Presentation –2Q 2018 13

Infinity 2Q 2018 Performance –Not Included in Kemper’s 2Q18 Results Earned Premiums Revenues • Earned premiums increased 10 percent  over the 2Q17, driven by: ‐ 5 percent growth of policy‐in‐force $339  $345  $346  $354  $374  ‐ Higher average premiums  • Written premium increased in all states as  well as in Commercial Auto 2Q17 3Q17 4Q17 1Q18 2Q18 (%)GAAP Combined (MM)  Ratio Underwriting Results • Combined ratio improved by 8.1  percentage points over 2Q17 driven by:  ‐ Improving loss cost trends in CA & FL ‐ Higher average premiums as rate  99.4  94.6  90.0  92.6  91.3  increases earned in • 2Q17 artificially high by 3.6 percentage  points as a result of premium refunds to  2Q17 3Q17 4Q17 1Q18 2Q18 CA policyholders Infinity’s strong performance validates our thesis for the acquisition Earnings Call Presentation –2Q 2018 14

Appendix

Non‐GAAP Financial Measures Underlying Operating Performance is a non‐GAAP financial measure that is computed by excluding from the Diluted Income (Loss)  from Continuing Operations Per Unrestricted Share the after‐tax per unrestricted share impact of  1) income (loss) from change in  fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related  to investments, 4) acquisition related transaction and integration costs, 5) loss from early extinguishment of debt, and 6) significant  non‐recurring or infrequent items that may not be indicative of ongoing operations. The most directly comparable GAAP financial  measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share. Kemper believes Underlying Operating Performance provides investors with a valuable measure of its ongoing performance because  it reveals underlying operational trends that otherwise might be less apparent if the items were not excluded. Underlying Operating  Performance should not be considered a substitute for the Diluted Income (Loss) from Continuing Operations Per Unrestricted Share  and does not reflect the overall profitability of our business. Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities, is a ratio that uses a non‐GAAP financial measure. It is  calculated by dividing shareholders’ equity after excluding the after‐tax impact of net unrealized gains on fixed income securities by  total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The  Company uses the trend in book value per share, excluding the after‐tax impact of net unrealized gains on fixed income securities in  conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non‐GAAP financial measure is useful to investors because it eliminates the effect of items that  can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances  understanding and comparability of performance by highlighting underlying business activity and profitability drivers. For the Periods Ended Jun. 30, 2018 Jun. 30, 2017 Book Value Per Share$          39.68 $         39.64 Less: Net Unrealized Gains on Fixed Maturities Per Share              (2.83)              (4.51) Book Value Per Share Excluding Net Unrealized Gains on Fixed  Maturities $          36.85 $          35.13 Earnings Call Presentation –2Q 2018 17

Non‐GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after‐tax, non‐GAAP financial measure computed by excluding from  Income (Loss) from Continuing Operations the after‐tax impact of 1) income (loss) from change in fair value of equity securities, 2)  net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition  related transaction and integration costs, 5) loss from early extinguishment of debt and 6) significant non‐recurring or infrequent  items that may not be indicative of ongoing operations. Significant non‐recurring items are excluded when (a) the nature of the  charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within  the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity securities, net realized gains on sales of investments and net  impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from  early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external  economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction and integration costs may vary significantly between periods and are generally driven by the timing of  acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non‐recurring items are  excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation –2Q 2018 18

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	2Q18	1Q18	4Q17	3Q17	2Q17
Adj. Consolidated Net Operating Income - Diluted	$ 0.70	$ 1.10	$ 0.60	$ 0.85	$ 0.41
Net Income From:					
Income from Change in Fair Value of Equity Securities	0.01	0.01	-	-	-
Net Realized Gains on Sales of Investments	0.06	0.04	0.14	0.10	0.33
Net Impairment Losses Recognized in Earnings	-	(0.01)	(0.05)	(0.03)	(0.03)
Acquisition Related Transaction and Integration Costs	(0.04)	(0.12)	-	-	-
Income from Continuing Operations - Diluted	$ 0.73	$ 1.02	$ 0.69	$ 0.92	$ 0.71

KEMPER Earnings Call Presentation – 2Q 2018 19

Non‐GAAP Financial Measures Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share ‐ Continued For the Six Months Ended Per Unrestricted Share 2Q18 2Q17 Adj. Consolidated Net Operating Income ‐ Diluted$             1.80 $            0.34 Net Income From: Income from Change in Fair Value of Equity Securities               0.02                 ‐ Net Realized Gains on Sales of Investments               0.10              0.46 Net Impairment Losses Recognized in Earnings             (0.01)             (0.10) Acquisition Related Transaction and Integration Costs             (0.16)                 ‐ Income from Continuing Operations ‐ Diluted $             1.75 $             0.70 Earnings Call Presentation –2Q 2018 20

Non-GAAP Financial Measures

Underlying Combined Ratio is a non-GAAP financial measure that is computed by excluding the current year catastrophe and LAE ratio and the prior-year reserve development ratio (both non-catastrophe and catastrophes) from the combined ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding the total incurred loss and LAE ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio.

Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper's property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company's insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

	For the Three Months Ended				
	2Q17	3Q17	4Q17	1Q18	2Q18
Total Nonstandard Personal Automobile					
Underlying Combined Ratio	94.5%	91.3%	95.4%	93.2%	92.5%
Current Year Catastrophe Loss and LAE Ratio	1.0%	0.6%	(0.3%)	0.1%	0.6%
Prior Years Non-Catastrophe Losses and LAE Ratio	(0.4%)	0.9%	1.1%	0.1%	1.4%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	(0.1%)	0.0%
Combined Ratio as Reported	95.1%	92.8%	96.2%	93.3%	94.5%

KEMPER Earnings Call Presentation – 2Q 2018 21

Non‐GAAP Financial Measures Underlying Combined Ratio  ‐ Continued For the Three Months Ended 2Q17 3Q17 4Q17 1Q18 2Q18 Preferred Personal Automobile Underlying Combined Ratio 103.1% 99.3% 104.3% 100.3% 98.2% Current Year Catastrophe Loss and LAE Ratio 3.7% 2.6% (0.1%) 0.6% 3.6% Prior Years Non‐Catastrophe Losses and LAE  6.3% 0.8% 1.2% 0.5%  (1.3%) Prior Years Catastrophe Losses and LAE Ratio (0.2%) 0.0% 0.0% 0.0% (0.1%) Combined Ratio as Reported 112.9% 102.7% 105.4% 101.4% 100.4% Homeowners Underlying Combined Ratio 79.6% 85.8% 69.0% 88.1% 81.6% Current Year Catastrophe Loss and LAE Ratio 40.1% 37.2% 75.6% 10.5% 57.7% Prior Years Non‐Catastrophe Losses and LAE  2.3% 1.3% 2.5% 9.1% 4.3% Prior Years Catastrophe Losses and LAE Ratio (2.7%) (1.2%) (0.8%) (8.3%) (2.1%) Combined Ratio as Reported 119.3% 123.1% 146.3% 99.4% 141.5% Earnings Call Presentation –2Q 2018 22